Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-193640) pertaining to the 2006 Stock Incentive Plan and the 2014 Incentive Award Plan of Care.com, Inc. of our report dated March 27, 2015, with respect to the consolidated financial statements of Care.com, Inc. included in this Annual Report (Form 10-K), for the year ended December 27, 2014.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 27, 2015